EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-67741 of Telident, Inc. on Form S-3 of our report dated July 31, 1998, except as to Note 7 which is dated August 18, 1998, appearing in the Annual Report on Form 10-KSB/A of Telident, Inc. for the year ended June 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
----------------------------
DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
May 11, 1999